UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2009

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE		19880
(Address of principal executive offices)		(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On September 24, 2009, Incyte Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the underwriters named therein (collectively, the “Underwriters”), relating to the public offering of 18,000,000 shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), at a public offering price of $6.75 per share.  The offering is scheduled to close on September 30, 2009, subject to customary closing conditions.  The Company has granted the underwriters an option, exercisable within 30 days from the date of the Underwriting Agreement, to purchase up to 2,700,000 additional shares of Common Stock to cover over-allotments, if any.  The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-157751) previously filed with the Securities and Exchange Commission (the “Commission”), as further amended and supplemented by subsequent filings, including the Registration Statement on Form S-3 filed with the Commission pursuant to Rule 462(b) of the Securities Act of 1933 (File No. 333-162056).  The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.  The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

On September 24, the Company issued a press release announcing the pricing of the public offering.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

On September 24, the Company issued a press release announcing the pricing of a private offering of convertible senior notes.  A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of September 24, 2009.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

99.1	Press Release issued by Incyte Corporation dated September 24, 2009.

99.2	Press Release issued by Incyte Corporation dated September 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2009

INCYTE CORPORATION

	By:	/s/ Patricia A. Schreck
Patricia A. Schreck
Executive Vice President and
General Counsel